Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER NET INCOME

OF $191.1 MILLION, EARNINGS PER COMMON SHARE OF $0.78.

(Chicago, July 17, 2013) Northern Trust Corporation today reported second quarter net income per common share of $0.78, up from $0.73 in the second quarter of 2012 and $0.67 in the first quarter of 2013. Net income was $191.1 million in the current quarter, up 6% from $179.6 million in the prior year second quarter, and up 17% from $164.0 million in the prior quarter. Return on average common equity was 10.0% in the current quarter, compared to 9.9% in the prior year quarter and 8.8% in the prior quarter.

Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Second quarter performance featured solid improvement in net income and earnings per common share versus last year, reflecting increased revenues and disciplined expense management. Our productivity efforts remained on track and capital levels were very strong. We continued to generate growth across our businesses with trust, investment and other servicing fees increasing 8% from a year ago. Our quarterly results led to a 10.0% return on average common equity, our best since the second quarter of 2010.”

SECOND QUARTER 2013 PERFORMANCE VS. SECOND QUARTER 2012

Net income per common share in the second quarter of 2013 was $0.78 compared to $0.73 per common share in the second quarter of 2012. Net income for the current quarter was $191.1 million compared to $179.6 million in the prior year quarter.

Consolidated revenue of $1.02 billion in the current quarter was up $32.0 million, or 3%, from $988.5 million in the prior year quarter. Noninterest income, which represented 78% of revenue, increased $66.0 million, or 9%, to $800.4 million from the prior year quarter’s $734.4 million, primarily reflecting higher trust, investment and other servicing fees and increased foreign exchange trading income. Net interest income for the quarter on a fully taxable equivalent (FTE) basis decreased $36.3 million, or 14%, to $228.0 million compared to $264.3 million in the prior year quarter, primarily due to a continued decline in the net interest margin.

Trust, investment and other servicing fees were $657.3 million in the current quarter, up $51.5 million, or 8%, from $605.8 million in the prior year quarter. The increase primarily reflects the favorable impact of equity markets on fees and new business, partially offset by higher waived fees in money market mutual funds.

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides Northern Trust’s assets under custody and assets under management by business segment.

($ In Billions)	June 30, 2013	March 31, 2013	June 30, 2012	% Change Q2-13/Q1-13	% Change Q2-13/Q2-12
Assets Under Custody
Corporate & Institutional	$4,538.9	$4,569.1	$4,152.7	(1)%	9%
Personal	452.6	455.3	411.2	(1)	10

Total Assets Under Custody	$4,991.5	$5,024.4	$4,563.9	(1)%	9%

Assets Under Management
Corporate & Institutional	$600.5	$604.2	$528.4	(1)%	14%
Personal	202.5	206.0	175.9	(2)	15

Total Assets Under Management	$803.0	$810.2	$704.3	(1)%	14%

SECOND QUARTER 2013 PERFORMANCE VS. SECOND QUARTER 2012 (continued)

Trust, investment and other servicing fees in Corporate & Institutional Services (C&IS) increased $25.8 million, or 8%, to $364.2 million in the current quarter from the prior year quarter’s $338.4 million.

($ In Millions)	Q2 2013	Q2 2012	Change Q2 2013 from Q2 2012
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$234.4	$215.0	$19.4	9%
Investment Management	73.9	71.8	2.1	3
Securities Lending	31.1	30.7	0.4	1
Other	24.8	20.9	3.9	18

Total	$364.2	$338.4	$25.8	8%

Custody and fund administration fees, the largest component of C&IS fees, increased 9%, primarily reflecting the favorable impact of equity markets on fees and new business. C&IS investment management fees increased 3%, reflecting the favorable impact of markets and new business, partially offset by higher waived fees in money market mutual funds. Money market mutual fund fee waivers in C&IS, attributable to persistent low short-term interest rates, totaled $9.8 million in the current quarter, compared to waived fees of $7.0 million in the prior year quarter. Securities lending revenue increased slightly, reflecting higher loan volumes, partially offset by lower spreads in the current quarter.

Trust, investment and other servicing fees in Personal Financial Services (PFS) totaled $293.1 million in the current quarter, increasing $25.7 million, or 10%, from $267.4 million in the prior year quarter. The increased fees in the current quarter are primarily attributable to the favorable impact of equity markets on fees and new business, partially offset by higher waived fees in money market mutual funds. Money market mutual fund fee waivers in PFS totaled $12.9 million in the current quarter compared with $10.0 million in the prior year quarter.

Foreign exchange trading income totaled $71.3 million, up $11.9 million, or 20%, compared with $59.4 million in the prior year quarter. The current quarter increase is attributable to higher currency market volatility and trading volumes compared to the prior year quarter.

SECOND QUARTER 2013 PERFORMANCE VS. SECOND QUARTER 2012 (continued)

Other operating income totaled $36.3 million in the current quarter, up $2.3 million, or 6%, from $34.0 million in the prior year quarter, reflecting current quarter increases within various miscellaneous income categories.

Net interest income for the quarter on an FTE basis totaled $228.0 million, down $36.3 million, or 14%, compared to $264.3 million in the prior year quarter. The decrease reflects a continued decline in the net interest margin to 1.10% from 1.28% in the prior year quarter. The decline in the net interest margin primarily reflects lower yields on earning assets, partially offset by a lower cost of interest-related funds due to lower short-term interest rates. Average earning assets for the quarter were $83.1 billion, relatively unchanged from $83.2 billion in the prior year quarter.

The provision for credit losses was $5.0 million in both the current quarter and prior year quarter. Net charge-offs totaled $8.1 million for the current quarter resulting from $15.6 million of charge-offs and $7.5 million of recoveries, compared to $3.2 million of net charge-offs in the prior year quarter resulting from $16.2 million of charge-offs and $13.0 million of recoveries. Nonperforming loans and leases increased $26.9 million, or 11%, from the prior year quarter. Residential real estate loans and commercial real estate loans accounted for 66% and 23%, respectively, of total nonperforming loans at June 30, 2013.

SECOND QUARTER 2013 PERFORMANCE VS. SECOND QUARTER 2012 (continued)

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	June 30, 2013		March 31, 2013		June 30, 2012
Nonperforming Assets
Nonperforming Loans and Leases	$266.7		$251.7		$239.8
Other Real Estate Owned	14.5		10.5		25.3

Total Nonperforming Assets	281.2		262.2		265.1

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	290.4		294.1		300.3
Unfunded Loan Commitments and Standby Letters of Credit	30.3		29.7		29.6

Total Allowance for Credit Losses	$320.7		$323.8		$329.9

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.93%		0.87%		0.81%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.01%		1.02%		1.01%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.1	x	1.2	x	1.3	x

Noninterest expense totaled $729.7 million in the current quarter, up $12.4 million, or 2%, from $717.3 million in the prior year quarter.

Compensation expense, the largest component of noninterest expense, equaled $326.9 million, up $13.1 million, or 4%, from $313.8 million in the prior year quarter. The increase is primarily attributable to higher staff levels and base pay adjustments. Staff on a full-time equivalent basis at June 30, 2013 totaled approximately 14,500, up 3% from a year ago.

Employee benefit expense equaled $64.2 million, down slightly from $64.9 million in the prior year quarter.

Expense associated with outside services totaled $136.2 million, up 2% from $133.7 million in the prior year quarter, primarily reflecting higher technical services and consulting expense in the current quarter.

SECOND QUARTER 2013 PERFORMANCE VS. SECOND QUARTER 2012 (continued)

Equipment and software expense totaled $92.1 million, down $7.3 million, or 7%, from $99.4 million in the prior year quarter. The prior year quarter included a $10.5 million software write-off. Excluding the prior period write-off, equipment and software expense increased 4% due to higher software amortization, partially offset by lower computer maintenance and repair expense.

Occupancy expense equaled $43.5 million, an increase of 2% from $42.6 million in the prior year quarter.

Other operating expense totaled $66.8 million compared with $62.9 million in the prior year quarter, an increase of 6%, reflecting current quarter increases within various miscellaneous expense categories.

Income tax expense was $94.7 million in the current quarter, representing an effective tax rate of 33.1%, and $86.6 million in the prior year quarter, representing an effective tax rate of 32.5%.

SECOND QUARTER 2013 PERFORMANCE VS. FIRST QUARTER 2013

Net income per common share was $0.78 in the current quarter, compared with $0.67 in the first quarter of 2013. Net income for the current quarter totaled $191.1 million, up 17% from $164.0 million in the prior quarter. The prior quarter included a $12.4 million write-off of certain fee receivables resulting from the correction of an accrual methodology followed in prior years.

Consolidated revenue of $1.02 billion for the current quarter was up $44.1 million, or 5%, from $976.4 million in the prior quarter. Noninterest income increased $50.1 million, or 7%, to $800.4 million from the prior quarter’s $750.3 million, primarily reflecting higher trust, investment and other servicing fees and increased foreign exchange trading income. Net interest income for the current quarter on an FTE basis decreased $5.7 million, or 2%, to $228.0 million from $233.7 million in the prior quarter, due to a continued decline in the net interest margin.

SECOND QUARTER 2013 PERFORMANCE VS. FIRST QUARTER 2013 (continued)

Trust, investment and other servicing fees totaled $657.3 million in the current quarter, up $26.6 million, or 4%, from $630.7 million in the prior quarter. C&IS trust, investment and other servicing fees totaled $364.2 million in the current quarter, up $15.5 million, or 4%, from $348.7 million in the prior quarter.

($ In Millions)	Q2 2013	Q1 2013	Change Q2 2013 from Q1 2013
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$234.4	$223.8	$10.6	5%
Investment Management	73.9	75.5	(1.6)	(2)
Securities Lending	31.1	22.3	8.8	40
Other	24.8	27.1	(2.3)	(8)

Total	$364.2	$348.7	$15.5	4%

C&IS custody and fund administration fees increased 5%, primarily reflecting the favorable impact of equity markets on fees and new business.

Investment management fees decreased 2%, as the favorable impact of equity markets on fees was offset by higher waived fees on money market mutual funds. Money market mutual fund fee waivers, attributable to the low short-term interest rates, totaled $9.8 million in C&IS in the current quarter, up from $8.8 million in the prior quarter.

PFS trust, investment and other servicing fees were $293.1 million, up 4% from $282.0 million in the prior quarter, primarily driven by favorable equity markets and new business. Money market mutual fund fee waivers in PFS totaled $12.9 million in the current quarter, down slightly from $13.4 million in the prior quarter.

Foreign exchange trading income increased $11.8 million, or 20%, to $71.3 million compared to $59.5 million in the prior quarter. The current quarter increase is attributable to higher currency market volatility and trading volumes.

Other operating income in the current quarter totaled $36.3 million, up $11.5 million, or 47% from $24.8 million in the prior quarter. The prior quarter included the $12.4 million write-off of certain fee receivables.

SECOND QUARTER 2013 PERFORMANCE VS. FIRST QUARTER 2013 (continued)

Net interest income on an FTE basis in the current quarter totaled $228.0 million, down $5.7 million, or 2%, compared to $233.7 million in the prior quarter. The decrease primarily reflects a continued decline in the net interest margin. The net interest margin decreased to 1.10% in the current quarter from 1.15% in the prior quarter, reflecting lower yields on earning assets, partially offset by a lower cost of interest-related funds. Average earning assets totaled $83.1 billion in the current quarter, up $963.7 million compared to $82.2 billion in the prior quarter.

The provision for credit losses totaled $5.0 million in both the current quarter and prior quarter. Net charge-offs totaled $8.1 million for the current quarter resulting from $15.6 million of charge-offs and $7.5 million of recoveries, compared to $8.7 million of net charge-offs in the prior quarter resulting from $12.6 million of charge-offs and $3.9 million of recoveries. Nonperforming loans and leases increased $15.0 million, or 6%, as compared to the prior quarter. Residential real estate and commercial real estate loans accounted for 66% and 23%, respectively, of total nonperforming loans at June 30, 2013.

Noninterest expense totaled $729.7 million in the current quarter, up slightly from $728.9 million in the prior quarter.

Compensation expense totaled $326.9 million for the current quarter, up $6.6 million, or 2%, from $320.3 million in the prior quarter, primarily reflecting base pay adjustments in salaries and higher staff levels.

Employee benefit expense totaled $64.2 million for the current quarter, up from $63.3 million in the prior quarter.

Expense for outside services totaled $136.2 million, an increase of $6.3 million, or 5%, compared to $129.9 million in the prior quarter. The current quarter increase primarily reflects higher consulting, sub-custodian and technical services expense.

SECOND QUARTER 2013 PERFORMANCE VS. FIRST QUARTER 2013 (continued)

Equipment and software expense totaled $92.1 million in the current quarter, up slightly from $91.4 million in the prior quarter. The increase is primarily attributable to higher levels of software amortization and related software support costs, partially offset by lower computer maintenance and rental costs.

Occupancy expense totaled $43.5 million, relatively unchanged from $43.2 million in the prior quarter.

Other operating expense totaled $66.8 million, a decrease of $14.0 million, or 17%. The decrease primarily reflects higher business promotion expense incurred in the prior quarter and lower charges associated with account servicing activities in the current quarter.

Total income tax expense was $94.7 million for the current quarter, representing an effective tax rate of 33.1%. Income tax expense was $78.5 million in the prior quarter, representing an effective tax rate of 32.4%.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $7.6 billion, up 5% from the prior year quarter’s average of $7.3 billion. The increase primarily reflects earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share buyback program. During the three and six months ended June 30, 2013, the Corporation repurchased 281,326 shares at a cost of $15.3 million ($54.28 average price per share) and 1,684,692 shares at a cost of $89.8 million ($53.28 average price per share), respectively. The Corporation’s common stock repurchase authorization was replaced in April of 2013, pursuant to which the Corporation is authorized to purchase up to 11.7 million additional shares after June 30, 2013.

STOCKHOLDERS’ EQUITY (continued)

As reflected in the table below, the risk-based capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at June 30, 2013, with all ratios exceeding the U.S. regulatory requirements for classification as a “well capitalized” institution.

	June 30, 2013			March 31, 2013			June 30, 2012
	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio
Northern Trust Corporation	13.1%	14.4%	8.4%	13.3%	14.7%	8.4%	12.9%	14.4%	8.0%
The Northern Trust Company	11.3%	13.0%	7.3%	12.2%	14.0%	7.7%	11.9%	13.8%	7.4%
Minimum to Qualify as Well Capitalized	6.0%	10.0%	5.0%	6.0%	10.0%	5.0%	6.0%	10.0%	5.0%

The following table provides the Corporation’s ratios of tier 1 capital and tier 1 common equity to risk-weighted assets, as well as a reconciliation of tier 1 capital calculated in accordance with applicable U.S. regulatory requirements and GAAP to tier 1 common equity.

($ In Millions)	June 30, 2013	March 31, 2013	June 30, 2012
Ratios
Tier 1 Capital	13.1%	13.3%	12.9%
Tier 1 Common Equity	12.6%	12.8%	12.4%

Tier 1 Capital	$7,776.1	$7,587.0	$7,328.4
Less: Floating Rate Capital Securities	268.8	268.7	268.7

Tier 1 Common Equity	$7,507.3	$7,318.3	$7,059.7

Northern Trust is providing the tier 1 common equity ratio, a non-GAAP financial measure, in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

SUBSEQUENT EVENT

In conjunction with the planned move of its Florida headquarters in Miami, Northern Trust, together with other joint owners, completed the sale of an office building property at a price of approximately $64 million on July 15, 2013. Northern Trust expects to recognize a pre-tax gain in the third quarter of 2013 of approximately $30 million on the sale of its interests in this property.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE

EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The tables below present a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	June 30, 2013			March 31, 2013			June 30, 2012
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$275.3	$7.9	$283.2	$286.7	$7.6	$294.3	$321.5	$10.2	$331.7
Interest Expense	55.2	—	55.2	60.6	—	60.6	67.4	—	67.4

Net Interest Income	$220.1	$7.9	$228.0	$226.1	$7.6	$233.7	$254.1	$10.2	$264.3

Net Interest Margin	1.06%		1.10%	1.12%		1.15%	1.23%		1.28%

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including allowance levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2012 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast live on July 17, 2013. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcast of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on July 17, 2013, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded free through Northern Trust’s web site. This earnings release can also be accessed at the above web address.

/ / /

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	SECOND QUARTER
	2013	2012	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$657.3	$605.8	8%
Foreign Exchange Trading Income	71.3	59.4	20
Treasury Management Fees	17.1	17.3	(1)
Security Commissions and Trading Income	18.3	17.4	5
Other Operating Income	36.3	34.0	6
Investment Security Gains (Losses), net	0.1	0.5	(93)

Total Noninterest Income	800.4	734.4	9
Net Interest Income
Interest Income	275.3	321.5	(14)
Interest Expense	55.2	67.4	(18)

Net Interest Income	220.1	254.1	(13)
Total Revenue	1,020.5	988.5	3
Provision for Credit Losses	5.0	5.0	—
Noninterest Expense
Compensation	326.9	313.8	4
Employee Benefits	64.2	64.9	(1)
Outside Services	136.2	133.7	2
Equipment and Software	92.1	99.4	(7)
Occupancy	43.5	42.6	2
Other Operating Expense	66.8	62.9	6

Total Noninterest Expense	729.7	717.3	2

Income before Income Taxes	285.8	266.2	7
Provision for Income Taxes	94.7	86.6	9

NET INCOME	$191.1	$179.6	6%

Earnings Allocated to Participating Securities	3.2	2.7	19%
Earnings Allocated to Common and Potential Common Shares	187.9	176.9	6
Per Common Share
Net Income
Basic	$0.78	$0.73	7%
Diluted	0.78	0.73	7
Average Common Equity	$7,648.3	$7,288.8	5%
Return on Average Common Equity	10.02%	9.91%	1
Return on Average Assets	0.83%	0.78%	6
Cash Dividends Declared per Common Share	$0.31	**	N/M %
Average Common Shares Outstanding (000s)
Basic	239,739	240,901
Diluted	241,041	241,368
Common Shares Outstanding (EOP) (000s)	240,138	240,517

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Cash dividends of $0.58 per common share were declared in the first quarter of 2012, comprised of a $0.28 per common share dividend declared January 17, 2012, paid April 2, 2012, and a $0.30 per common share dividend declared March 14, 2012, paid July 2, 2012.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	SECOND QUARTER	FIRST QUARTER
	2013	2013	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$657.3	$630.7	4%
Foreign Exchange Trading Income	71.3	59.5	20
Treasury Management Fees	17.1	16.8	1
Security Commissions and Trading Income	18.3	18.3	—
Other Operating Income	36.3	24.8	47
Investment Security Gains (Losses), net	0.1	0.2	(87)

Total Noninterest Income	800.4	750.3	7
Net Interest Income
Interest Income	275.3	286.7	(4)
Interest Expense	55.2	60.6	(9)

Net Interest Income	220.1	226.1	(3)
Total Revenue	1,020.5	976.4	5
Provision for Credit Losses	5.0	5.0	—
Noninterest Expense
Compensation	326.9	320.3	2
Employee Benefits	64.2	63.3	1
Outside Services	136.2	129.9	5
Equipment and Software	92.1	91.4	1
Occupancy	43.5	43.2	1
Other Operating Expense	66.8	80.8	(17)

Total Noninterest Expense	729.7	728.9	—

Income before Income Taxes	285.8	242.5	18
Provision for Income Taxes	94.7	78.5	21

NET INCOME	$191.1	$164.0	17%

Earnings Allocated to Participating Securities	3.2	2.5	28%
Earnings Allocated to Common and Potential Common Shares	187.9	161.5	16
Per Common Share
Net Income
Basic	$0.78	$0.68	15%
Diluted	0.78	0.67	16
Average Common Equity	$7,648.3	$7,543.2	1%
Return on Average Common Equity	10.02%	8.82%	14
Return on Average Assets	0.83%	0.73%	14
Cash Dividends Declared per Common Share	$0.31	$0.30	3%
Average Common Shares Outstanding (000s)
Basic	239,739	239,168
Diluted	241,041	240,176
Common Shares Outstanding (EOP) (000s)	240,138	239,240

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	SIX MONTHS
	2013	2012	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,288.0	$1,181.0	9%
Foreign Exchange Trading Income	130.8	121.3	8
Treasury Management Fees	33.9	34.7	(2)
Security Commissions and Trading Income	36.6	35.7	2
Other Operating Income	61.1	72.6	(16)
Investment Security Gains (Losses), net	0.3	(1.9)	(113)

Total Noninterest Income	1,550.7	1,443.4	7
Net Interest Income
Interest Income	562.0	662.5	(15)
Interest Expense	115.8	152.0	(24)

Net Interest Income	446.2	510.5	(13)
Total Revenue	1,996.9	1,953.9	2
Provision for Credit Losses	10.0	10.0	—
Noninterest Expense
Compensation	647.2	635.4	2
Employee Benefits	127.5	133.0	(4)
Outside Services	266.1	261.9	2
Equipment and Software	183.5	190.2	(4)
Occupancy	86.7	84.4	3
Other Operating Expense	147.6	136.0	9

Total Noninterest Expense	1,458.6	1,440.9	1

Income before Income Taxes	528.3	503.0	5
Provision for Income Taxes	173.2	162.2	7

NET INCOME	$355.1	$340.8	4%

Earnings Allocated to Participating Securities	5.7	3.9	46%
Earnings Allocated to Common and Potential Common Shares	349.4	336.9	4
Per Common Share
Net Income
Basic	$1.46	$1.39	5%
Diluted	1.45	1.39	4
Average Common Equity	$7,596.0	$7,228.0	5%
Return on Average Common Equity	9.43%	9.48%	(1)
Return on Average Assets	0.78%	0.73%	7
Cash Dividends Declared per Common Share	$0.61	$0.58	5%
Average Common Shares Outstanding (000s)
Basic	239,455	240,995
Diluted	240,617	241,462
Common Shares Outstanding (EOP) (000s)	240,138	240,517

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)

	JUNE 30
	2013	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$531.2	$22.5	N/M %
Interest-Bearing Deposits with Banks	17,838.5	18,442.4	(3)
Federal Reserve Deposits and Other Interest-Bearing	6,765.7	8,433.5	(20)
Securities
U.S. Government	1,775.1	1,784.8	(1)
Obligations of States and Political Subdivisions	277.4	414.2	(33)
Government Sponsored Agency	16,683.6	18,066.7	(8)
Other (**)	11,942.0	9,455.1	26

Total Securities	30,678.1	29,720.8	3
Loans and Leases	28,810.4	29,602.1	(3)

Total Earning Assets	84,623.9	86,221.3	(2)
Allowance for Credit Losses Assigned to Loans and Leases	(290.4)	(300.3)	(3)
Cash and Due from Banks	4,630.9	3,594.3	29
Buildings and Equipment	454.5	462.0	(2)
Client Security Settlement Receivables	1,486.2	724.8	105
Goodwill	530.4	533.2	(1)
Other Assets	5,800.5	3,220.6	80

Total Assets	$97,236.0	$94,455.9	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,113.0	$13,877.1	2%
Savings Certificates and Other Time	2,001.5	3,119.6	(36)
Non-U.S. Offices—Interest-Bearing	40,698.4	38,260.0	6

Total Interest-Bearing Deposits	56,812.9	55,256.7	3
Short-Term Borrowings	5,010.2	3,252.8	54
Senior Notes	2,398.3	2,117.0	13
Long-Term Debt	980.9	1,662.6	(41)
Floating Rate Capital Debt	277.1	277.0	—

Total Interest-Related Funds	65,479.4	62,566.1	5
Demand and Other Noninterest-Bearing Deposits	19,722.0	21,739.2	(9)
Other Liabilities	4,310.0	2,760.3	56

Total Liabilities	89,511.4	87,065.6	3
Total Equity	7,724.6	7,390.3	5

Total Liabilities and Stockholders’ Equity	$97,236.0	$94,455.9	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)

	JUNE 30	MARCH 31
	2013	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$531.2	$251.5	111%
Interest-Bearing Deposits with Banks	17,838.5	18,694.8	(5)
Federal Reserve Deposits and Other Interest-Bearing	6,765.7	5,828.6	16
Securities
U.S. Government	1,775.1	1,782.4	—
Obligations of States and Political Subdivisions	277.4	307.4	(10)
Government Sponsored Agency	16,683.6	16,939.7	(2)
Other (**)	11,942.0	11,526.3	4

Total Securities	30,678.1	30,555.8	—
Loans and Leases	28,810.4	28,862.9	—

Total Earning Assets	84,623.9	84,193.6	1
Allowance for Credit Losses Assigned to Loans and Leases	(290.4)	(294.1)	(1)
Cash and Due from Banks	4,630.9	3,773.5	23
Buildings and Equipment	454.5	457.2	(1)
Client Security Settlement Receivables	1,486.2	816.5	82
Goodwill	530.4	529.5	—
Other Assets	5,800.5	3,680.6	58

Total Assets	$97,236.0	$93,156.8	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,113.0	$14,819.8	(5)%
Savings Certificates and Other Time	2,001.5	2,296.1	(13)
Non-U.S. Offices—Interest-Bearing	40,698.4	39,822.4	2

Total Interest-Bearing Deposits	56,812.9	56,938.3	—
Short-Term Borrowings	5,010.2	3,246.0	54
Senior Notes	2,398.3	2,402.0	—
Long-Term Debt	980.9	1,198.4	(18)
Floating Rate Capital Debt	277.1	277.1	—

Total Interest-Related Funds	65,479.4	64,061.8	2
Demand and Other Noninterest-Bearing Deposits	19,722.0	18,883.8	4
Other Liabilities	4,310.0	2,599.1	66

Total Liabilities	89,511.4	85,544.7	5
Total Equity	7,724.6	7,612.1	1

Total Liabilities and Stockholders’ Equity	$97,236.0	$93,156.8	4%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)

	SECOND QUARTER
	2013	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$309.8	$260.3	19%
Interest-Bearing Deposits with Banks	18,192.6	18,788.9	(3)
Federal Reserve Deposits and Other Interest-Bearing	5,275.5	3,643.4	45
Securities
U.S. Government	1,787.4	2,546.9	(30)
Obligations of States and Political Subdivisions	287.0	422.1	(32)
Government Sponsored Agency	17,270.4	17,827.2	(3)
Other (**)	11,397.2	10,661.9	7

Total Securities	30,742.0	31,458.1	(2)
Loans and Leases	28,601.8	29,057.5	(2)

Total Earning Assets	83,121.7	83,208.2	—
Allowance for Credit Losses Assigned to Loans and Leases	(290.2)	(298.1)	(3)
Cash and Due from Banks	2,964.6	3,860.7	(23)
Buildings and Equipment	461.6	469.0	(2)
Client Security Settlement Receivables	822.2	488.1	68
Goodwill	531.3	535.0	(1)
Other Assets	5,238.4	4,147.7	26

Total Assets	$92,849.6	$92,410.6	—%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,634.7	$14,095.6	4%
Savings Certificates and Other Time	2,199.1	3,098.3	(29)
Non-U.S. Offices—Interest-Bearing	39,043.3	36,431.2	7

Total Interest-Bearing Deposits	55,877.1	53,625.1	4
Short-Term Borrowings	4,750.0	4,165.6	14
Senior Notes	2,400.1	2,119.5	13
Long-Term Debt	1,105.2	1,674.9	(34)
Floating Rate Capital Debt	277.1	277.0	—

Total Interest-Related Funds	64,409.5	61,862.1	4
Demand and Other Noninterest-Bearing Deposits	17,468.1	19,720.1	(11)
Other Liabilities	3,323.7	3,539.6	(6)

Total Liabilities	85,201.3	85,121.8	—
Total Equity	7,648.3	7,288.8	5

Total Liabilities and Stockholders’ Equity	$92,849.6	$92,410.6	—%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)

	SECOND QUARTER	FIRST QUARTER
	2013	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$309.8	$249.5	24%
Interest-Bearing Deposits with Banks	18,192.6	18,099.5	1
Federal Reserve Deposits and Other Interest-Bearing	5,275.5	3,872.0	36
Securities
U.S. Government	1,787.4	1,782.8	—
Obligations of States and Political Subdivisions	287.0	321.1	(11)
Government Sponsored Agency	17,270.4	18,280.6	(6)
Other (**)	11,397.2	10,890.6	5

Total Securities	30,742.0	31,275.1	(2)
Loans and Leases	28,601.8	28,661.9	—

Total Earning Assets	83,121.7	82,158.0	1
Allowance for Credit Losses Assigned to Loans and Leases	(290.2)	(296.1)	(2)
Cash and Due from Banks	2,964.6	3,392.5	(13)
Buildings and Equipment	461.6	467.5	(1)
Client Security Settlement Receivables	822.2	793.3	4
Goodwill	531.3	532.6	—
Other Assets	5,238.4	4,521.5	16

Total Assets	$92,849.6	$91,569.3	1%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,634.7	$14,880.3	(2)%
Savings Certificates and Other Time	2,199.1	2,385.6	(8)
Non-U.S. Offices—Interest-Bearing	39,043.3	39,221.1	—

Total Interest-Bearing Deposits	55,877.1	56,487.0	(1)
Short-Term Borrowings	4,750.0	3,405.5	39
Senior Notes	2,400.1	2,403.9	—
Long-Term Debt	1,105.2	1,277.7	(13)
Floating Rate Capital Debt	277.1	277.1	—

Total Interest-Related Funds	64,409.5	63,851.2	1
Demand and Other Noninterest-Bearing Deposits	17,468.1	16,899.1	3
Other Liabilities	3,323.7	3,275.8	1

Total Liabilities	85,201.3	84,026.1	1
Total Equity	7,648.3	7,543.2	1

Total Liabilities and Stockholders’ Equity	$92,849.6	$91,569.3	1%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2013 QUARTERS				2012 QUARTERS
	SECOND		FIRST		FOURTH		THIRD		SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$657.3		$630.7		$622.6		$601.9		$605.8
Other Noninterest Income	143.1		119.6		112.9		125.0		128.6
Net Interest Income	220.1		226.1		234.2		245.6		254.1

Total Revenue	1,020.5		976.4		969.7		972.5		988.5
Provision for Credit Losses	5.0		5.0		5.0		10.0		5.0
Noninterest Expense	729.7		728.9		741.5		696.4		717.3

Income before Income Taxes	285.8		242.5		223.2		266.1		266.2
Provision for Income Taxes	94.7		78.5		55.5		87.3		86.6

Net Income	$191.1		$164.0		$167.7		$178.8		$179.6

Per Common Share
Net Income—Basic	$0.78		$0.68		$0.69		$0.73		$0.73
—Diluted	0.78		0.67		0.69		0.73		0.73
Cash Dividends Declared per Common Share	0.31		0.30		0.30		0.30		***
Book Value (EOP)	32.17		31.82		31.51		31.41		30.73
Market Value (EOP)	57.90		54.56		50.16		46.42		46.02
Ratios
Return on Average Common Equity	10.02%		8.82%		8.83%		9.59%		9.91%
Return on Average Assets	0.83		0.73		0.73		0.77		0.78
Net Interest Margin (GAAP)	1.06		1.12		1.12		1.16		1.23
Net Interest Margin (FTE)	1.10		1.15		1.17		1.21		1.28
Risk-based Capital Ratios
Tier 1	13.1%		13.3%		12.8%		12.8%		12.9%
Total (Tier 1 + Tier 2)	14.4		14.7		14.3		14.3		14.4
Tier 1 Leverage	8.4		8.4		8.2		8.1		8.0
Tier 1 Common Equity (non-GAAP)	12.6		12.8		12.4		12.3		12.4
Assets Under Custody ($ In Billions)—EOP
Corporate	$4,538.9		$4,569.1		$4,358.6		$4,331.9		$4,152.7
Personal	452.6		455.3		446.3		429.5		411.2

Total Assets Under Custody	$4,991.5		$5,024.4		$4,804.9		$4,761.4		$4,563.9

Assets Under Management ($ In Billions)—EOP	$803.0		$810.2		$758.9		$749.7		$704.3
Asset Quality ($ In Millions)—EOP
Nonperforming Loans and Leases	$266.7		$251.7		$254.8		$269.0		$239.8
Other Real Estate Owned (OREO)	14.5		10.5		20.3		20.6		25.3

Total Nonperforming Assets	$281.2		$262.2		$275.1		$289.6		$265.1

Nonperforming Assets / Loans and Leases and OREO	0.98%		0.91%		0.93%		0.98%		0.89%
Gross Charge-offs	$15.6		$12.6		$16.1		$16.3		$16.2
Less: Gross Recoveries	7.5		3.9		10.7		4.4		13.0

Net Charge-offs	$8.1		$8.7		$5.4		$11.9		$3.2

Net Charge-offs (Annualized) to Average Loans and Leases	0.11%		0.12%		0.07%		0.16%		0.04%
Allowance for Credit Losses Assigned to Loans and Leases	$290.4		$294.1		$297.9		$298.6		$300.3
Allowance to Nonperforming Loans and Leases	1.1	x	1.2	x	1.2	x	1.1	x	1.3	x
Allowance for Other Credit-Related Exposures	$30.3		$29.7		$29.7		$29.4		$29.6

(***)	Cash dividends of $0.58 per common share were declared in the first quarter of 2012, comprised of a $0.28 per common share dividend declared January 17, 2012, paid April 2, 2012, and a $0.30 per common share dividend declared March 14, 2012, paid July 2, 2012.